UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 29, 2014

Date of Report (Date of earliest event reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-52089	36-4528166
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

One Kendall Square, Suite B14402

Cambridge, Massachusetts 02139

(Address of Principal Executive Offices)  (Zip Code)

(617) 863-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2014, InVivo Therapeutics Holdings Corp. (the “Company”) and Steven F. McAllister, the Company’s Interim Chief Financial Officer, entered into an amendment to his existing employment agreement to extend the term of the agreement through May 30, 2014.  Mr. McAllister will be entitled to his regular compensation during the extension period, and the Company agreed to pay his bonus earned through April 30, 2014 promptly.  If the Company terminates the agreement prior to May 30, 2014, the Company will pay Mr. McAllister his regular salary and bonus through May 30, 2014.  If Mr. McAllister decides to terminate his employment prior to May 30, 2014, the Company will pay his regular salary and bonus through the date of termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: April 30, 2014	By:	/s/ Tamara Joseph
Tamara Joseph
SVP, General Counsel & Chief Compliance Officer